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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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ZENEX INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

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ZENEX INTERNATIONAL, INC.
1601 N.W. Expressway
Oklahoma City, Oklahoma 73118
To the Shareholders of Zenex International, Inc.:
     You are cordially invited to attend the Annual Meeting of Shareholders of Zenex International, Inc. to be held on Wednesday, June 7, 2006 at our corporate office building, 1601 N. W. Expressway, Oklahoma City, Oklahoma 73118, commencing at 10:00 a.m., local time in the Tower training room. We look forward to personally greeting as many of our shareholders as possible at the meeting.
     The Notice of the Annual Meeting and Proxy Statement accompanying this letter provide information concerning matters to be considered and acted upon at the meeting. A report on our operations will be presented at the meeting, followed by a question-and-answer and discussion period.
     We know that most of our shareholders are unable to attend the Annual Meeting in person. We solicit proxies so that each shareholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend, please take a few minutes now to sign, date, and return your proxy in the enclosed postage-paid envelope or follow the instructions on the proxy card to give your proxy via the Internet. Regardless of the number of shares you own, your vote is important.
     Thank you for your continued interest in Zenex International, Inc.
Very truly yours,
Ron Carte
Chairman of the Board, President and
Chief Executive Officer
Enclosures
April 24, 2006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL I
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
PROPOSAL II
PROPOSAL III
PROPOSAL IV
AUDIT COMMITTEE REPORT
OTHER INFORMATION
Appendix A

ZENEX INTERNATIONAL, INC.
1601 N.W. Expressway
Oklahoma City, Oklahoma 73118

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 7, 2006

To the Shareholders of:
     ZENEX INTERNATIONAL, INC.
     Zenex International, Inc. (“We” or the “Company”) will hold an Annual Meeting of Shareholders (the “Annual Meeting”) on Tuesday, June 7, 2006 at our corporate office building, 1601 N. W. Expressway Ave., Oklahoma City, Oklahoma 73118, commencing at 10:00 a.m., local time, in the Tower training room, for the following purposes:
(1)	To elect seven directors, each to serve for a term of one year;

(2)	To ratify and approve the Zenex International, Inc. 2005 Stock Incentive Plan;

(3)	To ratify and approve the filing of an Agreement and Plan of Merger, along with any other required supporting documentation, for the reincorporation of Zenex International, Inc. from the State of Colorado to the State of Oklahoma and the concurrent change of Zenex’s name to Aduddell Industries, Inc;

(4)	To ratify and approve the selection of Sutton Robinson Freeman & Co., P.C., as the independent auditors for Zenex International, Inc. for 2006; and

(5)	To transact such other business as may properly come before the meeting or any adjournment thereof.
     The Board of Directors has fixed the close of business on April 14, 2006, as the record date for the Annual Meeting, and only holders of common stock of record at such time will be entitled to vote at the Annual Meeting or any adjournment thereof. The stock transfer books will not close.
     We hope you will attend the Annual Meeting. If you do not plan to attend, please sign and return the enclosed proxy or follow the instructions on the proxy card to give your proxy via the Internet. To encourage the use of proxies, we have enclosed a self-addressed, postage-paid envelope for your use.
By Order of the Board of Directors
Falba Woodard
Secretary
April 24, 2006
EVEN IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY PROMPTLY SO THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR THIS PURPOSE. YOU ALSO HAVE THE OPTION OF VOTING YOUR SHARES ON THE INTERNET. VOTING INSTRUCTIONS ARE PRINTED ON YOUR PROXY CARD. IF YOU VOTE BY INTERNET, YOU DO NOT NEED TO MAIL BACK YOUR PROXY. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

ZENEX INTERNATIONAL, INC.
1601 N.W. Expressway
Oklahoma City, Oklahoma 73118

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
June 7, 2006

     We are furnishing this Proxy Statement and accompanying Annual Report in connection with the solicitation of proxies by our Board of Directors to be used at the 2006 Annual Meeting of Shareholders to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders, and at any and all adjournments of said meeting. Unless the context otherwise requires, all references to “we” and “us” refer to Zenex International, Inc. and its subsidiaries.
     We are mailing this Proxy Statement and the accompanying proxy card to shareholders beginning April 24, 2006.
     Record Date; Outstanding Shares. Only the holders of outstanding shares of our common stock of record at the close of business on April 14, 2006, are entitled to receive notice of and to vote at the Annual Meeting. On the record date, we had outstanding 49,937,921 shares of our common stock. Each share is entitled to one vote.
     Quorum; Abstentions; Broker Non-Votes The holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the meeting must be present, in person or by proxy, to constitute a quorum. We can only conduct the business of the meeting if a quorum has been established. Abstentions and broker non-votes will be treated as present at the Annual Meeting for the purposes of determining a quorum. A broker non-vote occurs when a record owner holding shares for a beneficial owner does not vote on a particular proposal because the record owner does not have discretionary voting power under the applicable rules of the NASD with respect to such shares, and the record owner has not received instructions from the beneficial owner.
     Election of Directors. If a quorum is present, the election of directors will require a plurality of the votes cast by the shareholders entitled to vote thereon, present in person or represented by proxy.
     You may, with respect to the election of directors:
•	vote for the election of all nominees named herein;

•	withhold authority to vote for all such nominees; or

•	vote for the election of all such nominees other than any nominees with respect to whom the vote is specifically withheld by indicating in the space provided on the proxy.
     Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not be counted in determining which nominees received the largest number of votes cast.
     Ratification of our 2005 Plan. The ratification of the Zenex International, Inc. 2005 Stock Incentive Plan (the “2005 Plan”) requires the affirmative vote by holders of shares of our outstanding common stock representing a majority of the total combined voting power of the shares present or represented by proxy at the Annual Meeting. Therefore, abstentions will be counted in tabulating the votes cast and will have the same effect as a vote against the approval of the approval of the 2005 Plan. Broker non-votes will not be counted in tabulating the votes cast.

     Ratification of Reincorporation and Name Change. The ratification of our reincorporation from a Colorado corporation to an Oklahoma corporation and our name change from Zenex International, Inc. to Aduddell Industries, Inc. (the “Reincorporation and Name Change”) requires the affirmative vote by holders of shares of our outstanding common stock representing a majority of the total combined voting power of the shares present or represented by proxy at the Annual Meeting. Therefore, abstentions will be counted in tabulating the votes cast and will have the same effect as a vote against the approval of the Reincorporation and Name Change. Broker non-votes will not be counted in tabulating the votes cast.
     Ratification of independent auditors. The ratification of the selection of Sutton Robinson Freeman & Co., P.C. requires the affirmative vote by holders of shares of our outstanding common stock representing a majority of the total combined voting power of the shares present or represented by proxy at the Annual Meeting. Therefore, abstentions will be counted in tabulating the votes cast and will have the same effect as a vote against the approval of Sutton Robinson Freeman & Co., P.C. as our independent auditor. Broker non-votes will not be counted in tabulating the votes cast.
     Matters not Specified in this Proxy Statement. The accompanying proxy requests authority to vote on other business that may come before the Annual Meeting. Much of this business is procedural, such as a vote on adjournment. Except for the matters specifically described in this Proxy Statement, we do not know of any substantive business to be presented or acted upon at the Annual Meeting. If any matter is presented at the Annual Meeting on which a vote may properly be taken, the designated proxies will vote your shares in the manner they believe to be the best interest of the Company. If we transact any incidental business at the Annual Meeting, the incidental business must receive the affirmative vote by holders of shares of our outstanding common stock representing a majority of the total combined voting power of the shares present or represented by proxy at the Annual Meeting.
     Solicitation and Revocation of Proxies. The execution and return of the enclosed proxy or giving your proxy via the Internet will not affect your right to attend the Annual Meeting and to vote in person. Even if you have given a proxy, you have the power to revoke it at any time before it is exercised. You may revoke the proxy prior to its exercise by:
•	delivering written notice of revocation to our corporate Secretary, at 1601 N. W. Expressway Ave., Oklahoma City, Oklahoma 73118;

•	executing a later-dated proxy or giving a later dated proxy via the Internet; or

•	attending the Annual Meeting and voting in person.
     Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the Annual Meeting or any adjournment thereof as specified therein by the person giving the proxy, but, if no specification is made, the shares represented by proxy will be voted as recommended by the Board of Directors.
     Confidentiality of Vote. As a matter of policy, we maintain proxies and voting tabulations that identify individual shareholders on a confidential basis. We make such documents available only to those who process the proxy cards, tabulate the vote, and serve as inspectors of election and certain of our employees responsible for the Annual Meeting. We do not disclose your vote except as may be necessary to meet legal requirements.
     Voting Procedures. Because Colorado, the state in which we are incorporated, permits electronic submissions of proxies through the Internet or by telephone, instead of submitting proxies by mail on the enclosed proxy card or voting instruction card, our shareholders will have the option to submit their proxies or voting instructions electronically through the Internet. Please note that there are separate arrangements for using the Internet depending on whether your shares are registered in our stock records in your name or in the name of a brokerage firm or bank. Shareholders should check their proxy card or the voting instruction card forwarded by their broker, bank or other holder of record to see which options are available.
     You can find the results of the voting on the proposals in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2006, which we will file with the Securities and Exchange Commission (“SEC”) by August 14, 2006.
     Cost of Proxy Solicitation. We will pay the expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and the accompanying proxy. Such expenses may also include the charges and expenses of banks, brokerage firms, and other custodians, nominees, or fiduciaries for forwarding proxies and proxy material to beneficial owners of our common stock. We expect to solicit proxies primarily by mail, but our directors, officers, employees, and agents may also solicit proxies in person or by telephone or by other electronic means. We are not engaging any solicitors or hiring additional employees in connection with the solicitation of proxies for our 2006 Annual Meeting.
     Householding. The SEC rules permit us, with your permission, to send a single set of proxy statements and annual reports to any household at which two or more shareholders reside if we believe that they are members of the same family. Each shareholder will continue to receive a separate proxy card. This procedure, known as householding, reduces the volume of duplicate information you receive and helps to reduce our expenses. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We will deliver a separate copy of the proxy statement or annual report, as requested, to any shareholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, you can request a separate copy of the proxy statement or annual report by calling us at (405) 692-2300 or by writing to us at any time at the following address: 1601 N. W. Expressway, Oklahoma City, Oklahoma 73118, attn: Secretary.
PROPOSAL I
ELECTION OF DIRECTORS
     Our Board of Directors is currently composed of six (6) persons, all of which are being nominated for re-election to the Board of Directors. Additionally, the Board is nominating Mr. Stan Genega for election to our Board of Directors. The term of each director is one-year ending at the 2007 Annual Meeting or until he or she resigns or is succeeded by another qualified director who has been elected. The following is a list of the current members of our Board of Directors, including each member’s age, the year he or she became a director of the Company and his or her current position with the Company:

Name	Age	Director Since	Position
Timothy Aduddell	51	2002	Director; Chairman of the Board and President of Aduddell Roofing
Ron Carte	63	2002	Chairman of the Board, President and Chief Executive Officer
Debra G. Morehead	44	2002	Director
David Aduddell	42	2005	Director
Jerry Whitlock	54	2005	Director
Thomas Parrish	56	2005	Director
     The following presents a brief biographical description of each current member of the Board of Directors:
     Timothy Aduddell is the founder and Chairman of Aduddell Roofing & Sheet Metal, Inc. (“Aduddell Roofing”), a nationwide commercial roofing contractor and was the sole owner of Aduddell Roofing until we acquired it in October 2002. On January 3, 2005, Mr. Aduddell became President of Aduddell Roofing. Prior to Mr. Aduddell resuming the role of President of Aduddell Roofing in 2005, he performed various sales and public relations services for Aduddell Roofing and served as its Chairman. Mr. Aduddell previously served as our Chairman from March 2002 to August 2002.
     Ron Carte became our director, President and Chief Executive Officer in March 2002 and became Chairman of the Board in August 2002. He has extensive experience in the banking industry. Mr. Carte was a founder and Chairman of Edmond Bank and Trust, Edmond, Oklahoma, from September 1999 to April 2002. From 1997 to 2002, he was President and CEO of Milestone Construction, a commercial general contractor. From 1993 to 1997, Mr. Carte was a Regional Vice President of Liberty Bank with supervisory responsibility over four branches in the Edmond, Oklahoma area. From 1982 to 1993, he was the President and CEO of First Oklahoma Bank and Trust, Oklahoma City, Oklahoma. He has also been very active in civic and community affairs having served as City Treasurer for the City of Edmond, and served as President of the Edmond Board of Education.
     Debra G. Morehead was a Director and Chief Financial Officer, Secretary and Treasurer since March 2002 and was previously a director of the Company from June 2000 to June 2001. She resigned as Chief Financial Officer and Treasurer in January 2006.She was previously employed as Chief Financial Officer of The Naylor Companies, a national firm engaged in commercial and residential construction, property development and real estate development. Before that time she was a partner in the Oklahoma City accounting firm of Olson and Potter. Ms. Morehead is a certified public accountant and holds a degree in accounting from the University of Central Oklahoma.
     David Aduddell has been the Manager of Oklahoma Development Group, LLC, a commercial construction company, since 2002. Since September 2004 he has assisted us in marketing and business development. From 1998-2002, Mr. David Aduddell worked in business development with The Naylor Companies. Mr. David Aduddell also served as a director with Interconnect Consolidation Group, which filed bankruptcy in December of 2000
     Jerry Whitlock is the Chairman and owner of Whitlock Packaging Corp. and has served in such capacities since 1980. He is also the Chairman and owner of Universal Promotion Services, LLC and serves on the Board of Directors of Strategic Food & Beverages, Inc.
     Thomas Parrish has been the President of Parrish Interests, a real estate and investment firm, since 1999. Prior to that, from 1985 to 1999, he was the President and Chief Executive Officer of Southwestern Bank & Trust Company and, from 1979 to 1985 he was the President of Exchange National Bank. Mr. Parrish has more than twenty years experience in commercial/consumer banking and real estate development industries. Mr. Parrish serves on the Board of Directors and the Audit Committee of Aquis Communications Group, Inc. and First National Bank of Oklahoma.
     In addition to Messrs. David Aduddell, Timothy Aduddell, Carte, Whitlock, Parrish and Ms. Morehead, the Board of Directors nominates the following individual for election to the Board of Directors of the Company. The new nominee has agreed to stand for election to our Board of Directors. Mr. Genega was recommended as a nominee to our Board of Directors by Messrs. Parrish and Whitlock.

Name	Age
Stan Genega	63
     The following presents a brief biographical description of our new nominee for our Board of Directors:
     Stan Genega is a retired army general and was the former director of Civil Works for the U.S. Army Corps of Engineers from 1990 through 1997. He has a bachelor of science degree from the U.S. Military Academy, a masters of science degree from the Massachusetts Institute of Technology and continuing education in Senior Executive Training from Harvard University. After retirement from the Corps of Engineers, he served as Senior Vice President of Stone & Webster, Inc., Shaw Group and most recently as President of the Jacques Whitford Company, an environmental engineering consulting company.

     Board Composition, Meetings and Committees.
     The Board of Directors is responsible for establishing our broad corporate policies and for our overall performance. However, the Board is not involved in our day-to-day operations. The Board is kept informed of our business through discussions with the President and other officers, by reviewing analyses and reports provided to it on a regular basis, and by participating in Board and Committee meetings.
     Our Board of Directors is currently composed of six directors, four of whom are employed by or affiliated with the Company and two, Messrs. Parrish and Whitlock, who qualify as “independent” directors as defined by Rule 4200(a)(15) of the NASD listing standards. If elected, Mr. Genega will also qualify as “independent” director.
     During 2005, our Board of Directors held four (4) formal meetings. All of the directors attended at least 75% of the formal meetings. The Board has established an Audit Committee that is comprised of Messrs. Carte and Parrish and Ms. Morehead. The Board is not listed on any national securities exchange and, as such, is not required to establish any other committees including compensation or nominating committees. Because of the size of the Board, we historically did not feel that it was economically feasible or beneficial to form additional Board committees. However, the Board of Directors formed a Compensation Committee on March 15, 2006 that is comprised of Messrs. Parrish (Chairman) and Whitlock and Ms. Morehead.
     The Audit Committee. Our Audit Committee is composed of Messrs. Carte and Parrish and Ms. Morehead. Because we are not listed on a national securities exchange or the automatic inter-dealer quotation system of a national securities association, our Audit Committee is not required to be composed entirely of independent directors. Mr. Parrish is an independent director.
     The Audit Committee annually considers the qualifications of our independent auditor and makes recommendations to the Board on the engagement of the independent auditor. The Audit Committee meets with representatives of the independent auditor and is available to meet at the request of the independent auditor. During these meetings, the Audit Committee receives reports regarding our books of accounts, accounting procedures, financial statements, audit policies and procedures, internal accounting and financial controls, and other matters within the scope of the Audit Committee’s duties. The Audit Committee reviews the plans for and results of audits for us and our subsidiaries.
     The Audit Committee met four (4) times during 2005 and all persons who were members of the Audit Committee in 2005 were in attendance at each meeting. The Audit Committee is primarily concerned with the effectiveness of our financial audits by the independent auditors. Its duties include: (i) reviewing the independence of the independent auditor; (ii) recommending the selection of independent auditor; (iii) reviewing the scope of the audit to be conducted by the independent auditor, as well as the results of their audit; (iv) reviewing the organization and scope of the Company’s internal system of financial controls; (v) reviewing the Company’s financial reporting and the accounting standards and principles followed; and (vi) authorizing the fees for both audit and non-audit services provided by the independent auditor. Our Audit Committee Charter requires that the Audit Committee pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services, and other services. This requirement may not be meaningful, however, until the Audit Committee is composed of independent directors. A copy of the Audit Committee Charter was included as an Appendix to our Proxy Statement for the 2004 Annual Meeting of Shareholders.
     Compensation Committee. Messrs. Parrish (Chairman) and Whitlock and Ms. Morehead are members of the Compensation Committee. The Board has adopted a written charter for the Compensation Committee, a copy of which can be obtained by contacting our Secretary at 1601 N. W. Expressway, Oklahoma City, Oklahoma 73118. The primary functions of the Compensation Committee are to review and make decisions regarding compensation of the Company’s executive officers, make recommendations regarding compensation of non-employee members of the Company’s Board and to review and make recommendations or decisions regarding incentive compensation and equity-based compensation plans. The Compensation Committee was formed on March 15, 2006 and, as such, held no meetings in 2005. Because the Compensation Committee was not in existence during the 2005 fiscal year, a Report of the

Compensation Committee related to our executives’ 2005 compensation is not included in this Proxy Statement.
     Shareholder Recommendations. The Board has not established a formal process for considering director recommendations from shareholders. The Board will, however, consider director recommendations from shareholders if received in ample time before the preparation and release of its annual proxy materials. For consideration, a recommendation must be submitted to our Secretary by the January 1st preceding the annual meeting. The Board will consider nominees recommended by shareholders in the same manner as it considers nominees not recommended by shareholders.
     Communications with the Board. Shareholders may send communications to the Board (and to individual directors) through Mr. Parrish at 10900 Hefner Pointe, Oklahoma City, Oklahoma 73120. He will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors.
     Director Attendance at Annual Meeting. We do not require our Board members to attend the Annual Meeting; however, Mr. Ron Carte is required to attend the Annual Meeting as our Chairman, Chief Executive Officer and President. Last year all six of our directors attended our Annual Meeting.
     Director Compensation. We compensate our non-employee directors for their service on our Board of Directors and its committees. The amount of compensation is $1,000 per board meeting, which is comparable with other public companies of similar size in the region. Members of our Board of Directors are also eligible to participate in our 2005 Plan. On October 17, 2005, the Board approved the grant of stock options at an exercise price of $.78 per share for 500,000 shares to each of Messrs. David Aduddell, Carte, Parrish and Whitlock and Ms. Morehead for their service as directors. The options vest annually in five equal installments subject to certain performance goals.
     Director Qualification Standards. We do not have a nominating committee. Instead, our entire Board of Directors performs the responsibility of a nominating committee and participates in the identification, recommendation and consideration of director nominees. We seek to align Board composition with our strategic direction so that the Board members bring skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Director candidates are typically selected based upon their character, track record of accomplishment in leadership roles, as well as their professional and corporate expertise, skills and experience. Criteria that are typically considered by the Board in the selection of directors include:
•	the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;

•	the business or other relevant experience, skills and knowledge that the individual may have that will enable him/her to provide effective oversight of our business;

•	the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively; and

•	the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his/her occupation and the number of boards of directors of other public companies on which he or she serves.
     These are only threshold criteria, however, and the Board will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience and expertise, the composition of the Board at the time, and other relevant circumstances.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF MS. DEBRA G. MOREHEAD AND

MESSRS. DAVID ADUDDELL, TIMOTHY ADUDDELL, RON CARTE, THOMAS PARRISH, JERRY WHITLOCK AND STAN GENEGA AS DIRECTORS.
Beneficial Ownership of Directors, Officers and Certain Shareholders
     The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 14, 2006, by (i) each director of the Company, (ii) each named executive officer in the Summary Compensation Table contained herein, (iii) each person known or believed by the Company to own beneficially five percent or more of the common stock and (iv) all directors, nominees and executive officers as a group. Unless indicated otherwise, each person has sole voting and dispositive power with respect to such shares. The number of shares of common stock outstanding for each listed person includes any shares the individual has the right to acquire within 60 days after April 14, 2006. For purposes of calculating each person’s or group’s percentage ownership, stock options exercisable within 60 days are included for that person or group, but not for the stock ownership of any other person or group.

	Amount and Nature of	Percent of Beneficial
Name and Address of Beneficial Owner	Beneficial Ownership	Ownership
Timothy Aduddell (1) (2) (3) 4700 N.W. 23rd Street, Suite 112 Oklahoma City, OK 73127	56,769,321	67.1%

Fireball Investments, LLC (2) 4700 N.W. 23rd Street, Suite 112 Oklahoma City, OK 73127	11,345,434	22.7%

Oklahoma Development Group,, LLC (3) 1601 N. W. Expressway Oklahoma City, OK 73118	3,700,000	7.4%

Ron Carte (4) 1601 N. W. Expressway Oklahoma City, OK 73118	284,000	*

Debra G. Morehead (5) 3514 E. Memorial Road Edmond, OK 73013	1,016,674	2.1%

David Aduddell (6) 1601 N. W. Expressway Oklahoma City, OK 73118	4,111,000	3.9%

Thomas Parrish 10900 Hefner Pointe Drive Oklahoma City, OK 73120	1,000	*

Jerry Whitlock 6120 S. Yale, Suite 1250 Tulsa, OK 74136	2,630,779	5.3%

Stan Genega 3 Green Street Milton, MA 02186	0	N/A

All directors, nominees and executive officers as a group (8 persons)	61,112,774	76.2%

*	Less than one percent.

(1)	Mr. Timothy Aduddell’s share totals include presently exercisable options covering 30,000,000 shares, exercisable at $.04 per share, which he acquired in our acquisition of Aduddell Roofing. See “Certain Relationships and Related Party Transactions”.

(2)	Mr. Timothy Aduddell owns 100% of Fireball Investments, LLC and, as such, is deemed to have beneficial ownership of its shares. The shares owned by Fireball Investments, LLC are included in Timothy Aduddell’s total beneficial ownership in the table above.

(3)	Mr. Timothy Aduddell owns 50% of Oklahoma Development Group, LLC (“ODG, LLC”) and is a manager of ODG, LLC. Because Timothy Aduddell shares voting and investment power with respect to the shares owned by ODG, LLC, all of the shares owned by ODG, LLC are included in Timothy Aduddell’s total beneficial ownership in the table above.

(4)	Mr. Carte’s shares include presently exercisable options covering 200,000 shares, exercisable at $0.78 per share granted pursuant to the 2005 Option Plan, which are subject to shareholder approval.

(5)	Ms. Morehead’s shares include presently exercisable options covering 200,000 shares, exercisable at $.08 per share, which she acquired in an equipment purchase transaction. See “Certain Relationships and Related Party Transactions”.

(6)	Mr. David Aduddell owns 50% of ODG, LLC and is a manager of ODG, LLC. Because David Aduddell shares voting and investment power with respect to the shares owned by ODG, LLC are included in David Aduddell’s total beneficial ownership in the table above.
EXECUTIVE COMPENSATION
     The following table sets forth the compensation paid or accrued to the Chief Executive Officer and each executive officer (including the Chairman and President of Aduddell Roofing) whose total annual salary and bonus exceeded $100,000 (hereafter referred to as the “named executive officers”) for any of the fiscal years ended December 31, 2005, 2004 and 2003.
Summary Compensation Table

					Long Term
Annual Compensation					Compensation Awards
Name and				Other Annual	Securities Underlying
Principal Position	Year	Salary	Bonus	Compensation (1)	Options
Ron Carte	2005	$128,646	$150,000	—	1,500,000	(2)
Chairman, CEO	2004	$125,000	—	—	—
& President	2003	$125,000	—		—

Timothy Aduddell	2005	$199,892	$150,000	—
Chairman of Aduddell	2004	$210,413		—	—
Roofing	2003	$162,117	$49,044	—	—

(1)	The named executive officers received various perquisites, which can include automobiles, auto insurance, club memberships and life insurance premiums. The aggregate value of the perquisites did not exceed $50,000 or 10% of their respective annual salaries and bonuses.

(2)	On October 17, 2005, the Board of Directors granted options exercisable for a total of 1,000,000 shares to Ron Carte in his role as President, and options exercisable for a total of 500,000 shares to Mr. Carte in his role as a director. All options were issued with an exercise price of $0.78 per share. Of the 1,000,000 options issued to Ron Carte as President, 200,000 options vested immediately, 400,000 options will vest in four equal annual installments, and 400,000 options will vest in four equal annual installments, but only if the Company meets certain performance goals. The 500,000 options granted to Mr. Carte as a director vest in five equal annual installments, but only if Mr. Carte meets certain specific performance goals as a director.

Option Grants in Last Fiscal Year
     This table sets forth information concerning the grant of stock options to the named executive officers during the fiscal year ended December 31, 2005, subject to shareholder approval.

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise
	Options	Employees	or Base		Grant Date
	Granted	In Fiscal	Price	Expiration	Present
Name	(#)	Year	($/Sh)	Date	Value $(3)
Ron Carte	1,000,000 (1)	50%	$0.78	10/17/2016	$877,565
Ron Carte	500,000 (2)	25%	$0.78	10/17/2016	$438,783

(1)	200,000 options vested on the date of grant. Of the remaining 800,000 options, 400,000 options vest in four equal annual installments beginning October 17, 2006. The remaining 400,000 options vest in four equal annual installments beginning October 17, 2006, subject to the Company meeting certain performance goals

(2)	The options vest in five equal annual installments beginning October 17, 2006, subject to the director meeting certain performance goals.

(3)	Based on Black-Scholes option pricing model adapted for use in valuing executive stock options. The estimated values under the model are based on assumptions as to variables such as risk free interest rate, stock price volatility and future dividend yield as follows: the options are assumed to be exercised at the end of a ten year term; yield volatility of 152.08% and a risk-free rate of return ranging from 4.55% to 4.75%.
Fiscal Year-End Option Values
     The table below shows: (1) aggregate exercises of options to purchase our common stock by the named executive officers during 2005; (2) the value realized upon such exercises; and (3) the value of the remaining compensatory options held by the named executive officers at year-end (based on the $0.49 per share last sale price of our common stock on December 30, 2005, less the aggregate exercise price for such options, but before payment of the applicable taxes).

	Shares		Number of Unexercised		Value of Unexercised
	Acquired		Options at		In-The-Money Options at
	on	Value	December 31, 2005		December 31, 2005 (1)
Name	Exercise	Realized	Exercisable(1)	Unexercisable	Exercisable	Unexercisable
Ron Carte	—	—	200,000	1,300,000	$0	$0
Timothy Aduddell (2)	—	—	30,000,000	0	$13,500,000	$0

(1)	The market price of the Company’s shares at fiscal year end was $0.49 per share.

(2)	Mr. Timothy Aduddell’s share totals include presently exercisable options covering 30,000,000 shares, exercisable at $.04 per share, which he acquired in our acquisition of Aduddell Roofing. See “Certain Relationships and Related Party Transactions”.

Equity Compensation Plan Information
     The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans (including individual compensation arrangements) as of December 31, 2005. We established the 2005 Plan in 2005, and are requesting shareholder approval in this proxy. In addition we have had individual compensation arrangements. Both are set forth below.

Number of
	securities to be		Number of securities
	issued upon		available for issuance
	exercise of	Weighted-average	under equity
	outstanding	exercise price of	compensation plans
	options, warrants	outstanding options	(excluding first
	and rights	warrants and rights	column amounts)
Equity compensation plans approved by security holders:	—	—	—
Equity compensation plans not approved by security holders:
2005 Option Plan	3,600,000 (1)	$.78	1,400,000
Other Issuances	2,000,000 (2)	$.10	–0–

Total (3)	5,600,000	$.54	1,400,000

(1)	Issued under the 2005 Plan to employees, directors and consultants that are subject to approval of our shareholders at the 2006 Annual Meeting.

(2)	Composed of (i) 1,200,000 shares, exercisable at $.10 per share, issued to Ricky Naylor, (ii) 200,000 shares, exercisable at $.08 per share, issued to Westwind, and (iii) options covering 600,000 shares, exercisable at $.10 per share, issued to Tim Crawford.

(3)	After December 31, 2005, the Board of Directors approved option grants of (i) 250,000 shares to Reggie Cook on January 1, 2006 at $.49 per share, and (ii) 200,000 shares to Bobby Murcur on January 15, 2006 at and exercise price of $.66 per share.

Performance Graph
     The following graph shows a five-year comparison of cumulative total returns for us, the S&P 500 composite index and an index of peer companies selected by us with the investment weighted based on market capitalization at the beginning of each year.

	2000	2001	2002	2003	2004	2005
Zenex International, Inc.	100	32.1	71.4	157.1	200	692.9
S&P 500	100	89.5	68.6	86.6	94.4	97.3
Custom Index: Zenex Comps	100	123.9	102.8	114.5	135.6	131.8
     The total cumulative return on investment (change in the year-end stock price plus reinvested dividends) for each year for us, the peer group and the S&P 500 composite is based on the stock price or composite index at the end of fiscal year 2000.
     The Custom Index: Zenex Comps (Market Cap) is composed of the following companies, which we consider to be in our peer group:
•	PDG Environmental Inc. (OTCBB:PDGE)

•	Comfort Systems USA Inc. (NYSE:FIX)

•	ABM Industries Inc. (NYSE:ABM)

•	Rollins Inc. (NYSE:ROL)

•	Servicemaster Co. (NYSE:SVM)

•	FirstService Corp. (TSX:FSV.SV)

•	Home Solutions of America Inc. (AMEX:HOM)

•	US Home Systems Inc. (NasdaqNM:USHS)

•	InfraSource Services Inc. (NYSE:IFS)
Change of Control Arrangements
     The options granted to our executive officers and directors under the 2005 Plan, which are subject to shareholder approval at the 2006 Annual Meeting, vest immediately upon a change of control of the Company.

Interlocks and Insider Participation
     During fiscal 2005, our entire board performed the functions of a compensation committee. None of our executive officers served on the compensation committees of any other entities. Messrs. Timothy Aduddell and Carte and Ms. Morehead served as executive officers of us or Aduddell Roofing & Sheet Metal, Inc. during 2005. Additionally, David Aduddell and Timothy Aduddell each own 50% of Oklahoma Development Group, LLC, which received material payments from the Company in fiscal 2004 and 2005. Messrs. David Aduddell, Timothy Aduddell and Carte and Ms. Morehead all participated in the decision with respect to the salaries and bonuses of Messrs. Timothy Aduddell and Carte for the 2005 fiscal year. See “Certain Relationships and Related Transactions-Payments to Affiliates” below for more details.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     Loan to Affiliate. Before our acquisition of Zenex Communications in 2000, Fireball Enterprises advanced working capital to Zenex Communications, which it converted to 7.4 million shares of Zenex common stock. Fireball had borrowed the funds it advanced to Zenex Communications from Aduddell Roofing. Aduddell Roofing’s loan to Fireball is due in February 2007 and bears interest at the Federal mid-term rate. It is secured by the Zenex common stock and personally guarantied by Timothy Aduddell. We acquired the loan when we acquired Aduddell Roofing. The terms of the loan have not been modified since it was made in 2000. As of December 31, 2005, the loan amount was $1,730,430. At the time of these transactions, Mr. Timothy Aduddell owned a portion of Fireball. He now owns 100% of Fireball.
     Payments to Affiliate. During 2004 and 2005, we made payments of approximately $1.3 million and $8.9 million, respectively, to Oklahoma Development Group, LLC. Oklahoma Development Group was instrumental in securing contracts and acted as the general contractor in connection with projects arising out of hurricanes that occurred in Mississippi and Florida in 2004 and 2005, which resulted in revenues to Aduddell Roofing of approximately $11,000,000 in 2004 and $42,000,000 in 2005. Of the amounts paid to Oklahoma Development Group, a significant portion was passed through to subcontractors hired by Oklahoma Development Group. Without the assistance of Oklahoma Development Group, we would not have had the contract or the manpower to manage work resulting from the storms in such a short period of time. Mr. Timothy Aduddell owns 50% of Oklahoma Development Group and our Director, David Aduddell, owns the other 50%.
     Office Lease. Aduddell Roofing leases office and warehouse space from Aduddell Holdings, Inc., a corporation owned by Timothy Aduddell, a director and majority shareholder. The lease is on a year-to-year basis. The current term expires on September 30, 2006. The monthly lease payments are $16,250, which we believe are competitive with the cost of similarly situated and equipped facilities.
PROPOSAL II
RATIFICATION OF THE ZENEX INTERNATIONAL, INC. 2005 STOCK INCENTIVE PLAN
     Our board of directors adopted the Zenex International, Inc. 2005 Stock Incentive Plan as of October 19, 2005, subject to shareholder approval. A copy of the 2005 Plan is attached hereto as Appendix A.
Purpose of the Plan
     The purpose of our 2005 Plan is to create incentives which are designed to motivate our directors, officers and employees to exert maximum effort toward our success and growth and to enable us to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to our success. Awards will be granted in such a way as to align the interests of participants with those of the shareholders.
Shares Available for Issuance Under the 2005 Plan
     The Board of Directors has approved the 2005 Plan, which has 5,000,000 shares of common stock available for issuance, representing approximately 10% of our currently outstanding common stock. As of

March 31, 2006, the market value of these shares was $4,100,000 based upon a closing price of $.82 per share on that date. As of March 31, 2006, the Board of Directors has granted a total of 4,050,000 shares under the 2005 Plan, subject to shareholder approval. The market value of these shares as of March 31, 2006 was $3,321,000. The remaining 950,000 shares issuable under the 2005 Plan will be available for future awards, subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the outstanding shares of common stock. The market value for the 950,000 shares that remain available for issuance under the 2005 Plan as of March 31, 2006 was $779,000.
Administration
     Our newly formed Compensation Committee will administer the 2005 Plan in the future. Our board also has the authority to take all actions that the Board is otherwise authorized to take under the plan. Grants will be awarded under the 2005 Plan entirely in the discretion of the Compensation Committee. As a result, except as described below, we are unable to determine at this time the recipients, amounts and values of future benefits to be received under the plan.
Eligibility for Participation
     Our employees and those of our subsidiaries and affiliated entities and our directors are eligible to participate in the 2005 Plan. Subject to the provisions of the 2005 Plan, our Compensation Committee has exclusive power in selecting participants in the 2005 Plan.
Types of Awards
     The 2005 Plan provides that any or all of the following types of awards may be granted:
•	Nonqualified stock options;

•	Stock options intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); and

•	Restricted stock.
     Stock Options. Under the 2005 Plan, the Compensation Committee may award grants of incentive stock options conforming to the provisions of Section 422 of the Code and other, non-qualified stock options. The Compensation Committee may not grant incentive stock options first exercisable in any calendar year for shares of common stock with a fair market value greater than $100,000, determined at the time of grant.
     The Compensation Committee will determine the exercise price of any option in its discretion. However, the exercise price of any option may not be less than 100% of the fair market value of a share of our common stock on the date of grant, and the exercise price of an incentive option awarded to a person who owns stock constituting more than 10% of our voting power may not be less than 110% of the fair market value on the date of grant.
     Unless the Compensation Committee determines otherwise, the exercise price of any option may be paid in any of the following ways:
•	in cash or by check, bank draft or money order payable to us,

•	by delivery of shares of our common stock to us with a fair market value equal to the exercise price,

•	by any combination of the foregoing.
     The Compensation Committee will determine the term of each option in its discretion. However, no term may exceed ten years from the date of grant or, in the case of an incentive stock option granted to a person who owns stock constituting more than 10% of our total voting power five years from the date of grant. In addition, all options under the 2005 Plan, whether or not then exercisable, generally cease vesting when a grantee ceases to be a director, officer or employee of, or to otherwise perform services for us or our subsidiaries.
     Restricted Stock Awards. Shares of restricted stock awarded under the 2005 Plan will be subject to the terms, conditions, restrictions and/or limitations, if any, that the Compensation Committee deems appropriate, including restrictions on employment, transferability and continued employment. The Compensation Committee may also restrict vesting to the attainment of specific performance targets it establishes.
Termination of Employment.
          The Compensation Committee may accelerate the vesting of a restricted stock award or permit (i) a participant who terminates employment due to a disability, (ii) the personal representative of a deceased participant, or (iii) any other participant who terminates employment upon the occurrence of special circumstances (as determined by the Compensation Committee) to purchase all or any part of the shares subject to any unvested option on the date of the participant’s disability, death, or as the Compensation Committee otherwise so determines.
     With respect to options which have already vested at the date of such termination or the vesting of which is accelerated by the Compensation Committee in accordance with the foregoing provision, the participant or the personal representative of a deceased participant shall automatically have the right to exercise such vested options within three months of such date of termination of employment or one year in the case of a participant suffering a disability or three years in the case of a deceased Participant.
          In the event a director terminates service as one of our directors, the unvested portion of a restricted stock award or option shall be forfeited unless otherwise accelerated pursuant to the terms of the director’s agreement or by the Compensation Committee. A director shall have a period of two years following the date he ceases to serve on the Board to exercise any nonqualified stock options which are otherwise exercisable on his date of termination of service.
Amending the 2005 Plan
     Our Board of Directors may amend the 2005 Plan at any time. The Board of Directors, however, may not, without shareholder approval, adopt any amendment that would increase the maximum number of shares that may be issued under the 2005 Plan (except for certain anti-dilution adjustments described in the “Automatic Adjustment Features” section of this document).
Change of Control Event
     Promptly following a change of control of the Company, the Compensation Committee shall cause written notice of such event to be given to each participant and his or her outstanding options or restricted stock awards shall become 100% vested and thereafter each participant shall have the right to exercise all or any of his or her options to purchase our common stock then subject to his or her options or receive the shares of common stock subject to a restricted stock award.
Automatic Adjustment Features
          The 2005 Plan provides for the automatic adjustment of the number and kind of shares available under it, and the number and kind of shares subject to outstanding awards in the event the common stock is changed into or exchanged for a different number or kind of shares of stock or other securities of ours or another corporation, or if the number of shares of common stock is increased through a stock dividend.

U.S. Federal Tax Treatment
     Incentive Stock Option Grant/Exercise. A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise (except for alternative minimum tax). Similarly, we are not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant of such option or one year of the transfer of such shares to the participant, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, we will not be entitled to any deduction for U.S. federal income tax purposes.
     Non-Qualified Stock Option Grant/Exercise. A participant who is granted a non-qualified stock option does not have taxable income at the time of grant. Taxable income occurs at the time of exercise in an amount equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. We are entitled to a corresponding deduction for the same amount.
     Restricted Stock Award. A participant who has been granted an award in the form of restricted stock will not realize taxable income at the time of the grant, and we will not be entitled to a deduction at the time of the grant, assuming that the restrictions constitute a substantial risk of forfeiture for U.S. federal income tax purposes. When such restrictions lapse, the participant will receive taxable income (and have tax basis in the shares) in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We will be entitled to a corresponding deduction. The participant may elect to include the value of his restricted stock award as income at the time it is granted under Section 83(b) of the Code, and we will take a corresponding income tax deduction at such time.
Plan Benefits
     Effective as of October 17, 2005, our Board of Directors granted options under our 2005 Plan covering an aggregate of 3,500,000 shares of our common stock, subject to shareholder approval of the 2005 Plan at the annual meeting. The exercise price for the options granted was $.78 per share, which was the last reported sale price of our common stock on October 17, 2005. Effective January 1, 2006, our Board of Directors granted options under our 2005 Plan covering an aggregate of 250,000 shares of our common stock, subject to shareholder approval of the 2005 Plan at the annual meeting. The exercise price for the options granted was $.49 per share, which was the last reported sale price of our common stock on December 30, 2005. The following table sets forth grants of options that have been made under our 2005 Plan to all current executive officers and all current directors who are not executive officers. Further grants under the 2005 Plan will be made at the discretion of the Board of Directors and, as such, except as set forth below, we cannot determine the recipients, amounts and values of future benefits to be received under the 2005 Plan.

Name and Position	Dollar Value	Number of Units
Ron Carte
Chairman, CEO & President	—	1,500,000	(1)

Reggie Cook
Chief Financial Officer		250,000	(2)

Executive Group	—	1,750,000
Non-Executive Director Group	—	2,000,000	(3)
Consultants	—	300,000	(4)

(1)	On October 17, 2005, the Board of Directors granted options exercisable for 1,000,000 shares of our common stock to Mr. Carte in his role as President, and options exercisable for a total of 500,000 shares of our common stock to Mr. Carte in his role as a Director. All options were issued with an exercise price of $0.78 per share. Of the 1,000,000 options issued to Mr. Carte as President, 200,000 options vested immediately, 400,000 options will vest in four equal annual installments, and 400,000 options will vest in four equal annual installments, but only if the Company meets certain performance goals. The 500,000 options granted to Mr. Carte as a Director vest in five equal annual installments, but only if Mr. Carte meets certain specific performance goals as a director. The options expire on October 17, 2015.

(2)	On January 1, 2006, the Board of Directors granted options exercisable for a total of 250,000 shares of our common stock to Mr. Cook with an exercise price of $0.49 per share. The options vest annually in five equal installments beginning January 1, 2007. The options expire on January 1, 2016.

(3)	On October 17, 2005, the Board of Directors granted options exercisable for 500,000 shares of our common stock to Messrs. David Aduddell, Ron Carte, Tom Parrish and Jerry Whitlock and Ms. Morehead in their capacities as directors of the Company. All options were issued with an exercise price of $0.78 per share. The options vest in five equal annual installments, but only if the director meets certain specific performance goals as a director. The options expire on October 17, 2015.

(4)	On November 21, 2005, the Board of Directors granted options exercisable for 100,000 shares of our common stock to James Lee Witt Associates at an exercise price of $.70 per share. The options vest in full on November 21, 2006. On January 15, 2005, the Board of Directors granted options exercisable for 200,000 shares of our common stock to Bobby Murcur at an exercise price of $.66 per share. Mr. Murcur’s options vest in two equal annual installments beginning January 15, 2007.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE 2005 PLAN AND THE GRANTS OF STOCK OPTIONS UNDER THE 2005 PLAN TO THE PARTICIPANTS SET FORTH IN THE TABLE ABOVE.
PROPOSAL III
REINCORPORATION AND NAME CHANGE
Summary Term Sheet
          The following is a summary of the material terms of our reincorporation from Colorado to Oklahoma:
•	We will merge with and into Aduddell Industries, Inc. (“AII”), an Oklahoma corporation and our wholly-owned subsidiary, with AII being the surviving corporation;

•	Each share of our common stock will be exchanged for one share of AII common stock. Your current share certificates for our common stock will represent your ownership in AII after the merger; anD

•	Your rights as a shareholder of AII will be substantially identical to your rights as a shareholder of us, except for the differences between Colorado and Oklahoma law and the differences in our and AII’s organizational documents necessitated by the differences between Colorado and Oklahoma law. See “Comparison of Law and Shareholders’ Rights” below.
Description of Reincorporation
          In order to change our state of incorporation from Colorado to Oklahoma, we will merge into a newly-formed Oklahoma subsidiary, AII. AII’s contact information is the same as our contact information set forth on the front cover of this Proxy Statement. Although AII will have the same officers and directors, and the same assets and liabilities, that we have now, some differences will exist in your rights as a shareholder. These differences are composed below at “Comparison of Law and Shareholders’ Rights.”

AII will be the surviving corporation in the merger and after the merger we will conduct business under the name Aduddell Roofing, Inc.
          If our shareholders vote to approve the reincorporation, the reincorporation will occur immediately after the shareholders’ meeting.
          The number of our shares you own and your percentage of ownership of us will not change as a result of the reincorporation. AII will have the same number of shares of capital stock authorized and outstanding as Zenex. When the merger occurs, each outstanding share of Zenex stock will automatically be converted into one share of AII stock. Your Zenex stock certificate will represent shares of AII stock and you will not be required to exchange your Zenex stock certificates. You should not discard or destroy your Zenex stock certificates. After the reincorporation, you will be able to trade your AII common stock on the Over the Counter Bulletin Board under the stock symbol, “AII.”
          When Zenex stock certificates are presented for transfer after the reincorporation, AII certificates will be issued in exchange. The new certificates will be identical to AII’s existing certificates except for the state of incorporation and the name of the corporation. New certificates will also be issued upon the request of any shareholder, subject to normal requirements as to proper endorsement, signature guarantee, if required, and payment of applicable taxes.
Reasons for the Reincorporation
          Our board of directors believes that it is in our best interests and in your best interests as a Zenex shareholder, to change our state of incorporation from Colorado to Oklahoma.
          We were incorporated on March 4, 1991 in the State of Colorado under the name K & S Ventures, Inc. At that time our operations and headquarters were located in Colorado. We acquired Aduddell Roofing & Sheet Metal, Inc. in 2002 and moved our operations to Oklahoma. At that time, although we conducted business in Colorado, our activities in Colorado were insignificant.
          Our headquarters are located in Oklahoma and our operations are centralized in Oklahoma. Our numerous significant contacts in the State of Oklahoma were the primary basis of the Board’s decision to approve our reincorporation in Oklahoma. Additionally, Oklahoma’s corporate statutes were derived from the Delaware statutes, which are considered to be pro-business.
Tax Consequences
          We believe that the proposed reincorporation will be a tax-free reorganization under the Internal Revenue Code. Accordingly, (i) no gain or loss will be recognized for federal income tax purposes by our shareholders as a result of the reincorporation, and (ii) the basis and holding period for the stock of AII received by our shareholders will be the same as the basis and holding period of the stock of Zenex exchanged therefor. The reincorporation will not have a federal income tax effect on us. State, local or foreign income tax consequences to shareholders may vary from the federal tax consequences described above. You should consult your own tax advisors as to the effect of the reincorporation under applicable state, local or foreign income tax laws with respect to your own particular circumstances.
Comparison of Law and Shareholders’ Rights
          AII will be governed by Oklahoma law instead of Colorado law. Additionally, AII’s certificate of incorporation and bylaws will not be identical to our current articles and bylaws. The following summary compares the material differences between your rights as a shareholder of Zenex before the reincorporation and your rights as a shareholder of AII after the reincorporation. The summary is not intended to be complete and is qualified by reference to the Colorado Business Corporation Act (“CBCA”), the Oklahoma General Corporation Act (“OGCA”) and to the Zenex and AII certificates of incorporation and bylaws. For information about how to get copies of the certificates of incorporation and bylaws of the companies, see “Where You Can Find More Information” on page 24.

	Zenex International, Inc. - Colorado	Aduddell Industries, Inc. - Oklahoma
Authorized Shares	Under the Zenex Articles of Incorporation, Zenex is authorized to issue a total of 100,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $.001 per share.	Under the AII Certificate of Incorporation, AII is authorized to issue a total of 100,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $.001 per share.

Election and Number of Directors	Pursuant to the Zenex Bylaws, the number of directors may not be less than one. Directors are elected at each annual meeting.	Pursuant to the AII Bylaws, the number of directors may not be less than one. Directors are elected at each annual meeting.

Limitation of Certain Liabilities of Directors and Officers	The CBCA allows a corporation, through its articles of incorporation, to eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty, provided that no limitation be placed on liability for breach of the duty of loyalty.	The OGCA permits a corporation, in its articles of incorporation, to provide for the eliminating or limiting of personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that no limitation be placed on liability for breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends, or for any transaction from which the director derived an improper personal benefit.

Indemnification of Directors	Under the CBCA, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if the person’s conduct was in good faith; and the person reasonably believed (1) in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation’s best interests; (2) in all other cases, that such conduct was at least not opposed to the corporation’s best interests; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful.

Under the CBCA, a corporation may not indemnify a director in connection with a proceeding in which the director was adjudged liable to the corporation; or in connection with any proceeding in which it was determined that the director derived an improper	The OGCA allows a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding because the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

No indemnification is allowed in respect of any claim, issue, or matter

	Zenex International, Inc. - Colorado	Aduddell Industries, Inc. - Oklahoma
	personal benefit.	as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the person is fairly and reasonably entitled to indemnity for expenses which the court deems proper.

Par Value of Capital Stock; Surplus Capital	The concepts of par value, surplus and capital do not exist under the CBCA, though par value is permitted.[1] Zenex’ common stock has a par value of $.001	A corporation may, by resolution of its board of directors, determine that only a part of the consideration paid for any of its shares of capital stock is capital. However, if any of the shares issued have a par value, the amount determined to be capital shall be the amount of consideration in excess of par value of the shares issued for such consideration having a par value, unless all the shares issued have a par value, in which case the amount of the consideration determined to be capital need only be equal to the aggregate par value of such shares.

The capital of the corporation may be increased from time to time by resolution of the board of directors directing that a portion of the net assets of the corporation in excess of the amount so determined to be capital be transferred to the capital account. The excess, if any, at any given time, of the net assets of the corporation over the amount so determined to be capital is considered to be surplus.

Special Meetings	The Zenex Bylaws provide that special meetings, unless otherwise provided by statute, may be called by the president, the Board or by the president at the request of no less than 10% of the shareholders.	The OGCA allows for special meetings of the shareholders to be called by the board of directors or by the person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Action by Shareholders Without a Meeting	Section 7-107-104 of the CBCA and the Zenex Bylaws provide that any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if all of the shareholders entitled to vote thereon consent to such action in writing.	18 O.S. § 1073 provides that shareholders may act by written consent so long as the consent sets forth the action so taken, and is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon

[1]	Under the CBCA, the articles of incorporation may, but need not, state the par value for authorized shares or authorized classes of shares. 7 C.S. § 102-102.

	Zenex International, Inc. - Colorado	Aduddell Industries, Inc. - Oklahoma
were present and voted. In the case of a domestic corporation with a class of voting stock listed or traded on a nation securities exchange or registered under Section 12(g) of the Exchange Act and with one thousand or more shareholders of record, any action may be taken without a meeting, without prior notice, and without a vote, if such consent is signed by the holders of ALL outstanding stock entitled to vote thereon.

Amendment to Articles or Certificate of Incorporation	Pursuant to Section 7-110-102 and 103 of the CBCA, amendments to the Articles of Incorporation must be submitted to a shareholder vote if proposed either by the Board of Directors or by the holders of shares representing at least 10% of all of the votes entitled to be cast on the amendment. The Board of Directors must recommend the amendment to the shareholders, unless the amendment is being proposed by the shareholders, or unless the Board of Directors determines that because of a conflict of interest or other special circumstances it should make no recommendation with respect to the amendment. The Zenex Articles of Incorporation may be amended by affirmative vote of the shareholders of at least a majority of the shares entitled to vote at a meeting called for that purpose or, when authorized, by written consent.	Pursuant to 18 O.S. § 1076, amendments to the Certificate of Incorporation must be adopted by a resolution of the board of directors and approved by the majority of the holders of each class of shares entitled to vote.

Dissenters’ Rights of Appraisal	Pursuant to Section 7-113-101 and 102, Colorado law gives shareholders appraisal rights over (1) a merger to which the Colorado corporation is a party if (i) approval by the shareholders is required for the merger, or (ii) the Colorado corporation is a subsidiary and is merged with its parent where approval of the shareholders is not required; (2) a plan of exchange where the Colorado corporation is a party as the corporation whose shares will be acquired; a sale, lease, exchange or other disposition of all, or substantially all, of the property of the Colorado corporation; (3) a	18 O.S. § 1091 provides shareholders appraisal rights for shares of any class or series of stock of a constituent corporation in a merger or consolidation, or of the acquired corporation in a share acquisition. No appraisal rights are provided for shares of a constituent corporation that are listed on a national securities exchange or held of record by more than 2,000 holders. Further, appraisal rights are not provided for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders. No appraisal rights are provided for mergers or

Zenex International, Inc. - Colorado	Aduddell Industries, Inc. - Oklahoma
sale, lease, exchange or other disposition of all, or substantially all, of the property of an entity controlled by the Colorado corporation if the shareholders of the Colorado corporation were entitled to vote; and (4) a reverse stock split that reduces the number of shares owned by the shareholder to a fraction of a share if the fractional shares is to be acquired for cash. Colorado corporate law does not provide appraisal rights in connection with a merger or consolidation to the owner of shares that are listed on a national securities exchange or is held by more than 2,000 shareholders.	consolidations involving domestic and foreign corporations, mergers or consolidations involving domestic stock and nonstock corporations, mergers or consolidations involving domestic and foreign stock and nonstick corporations, share acquisitions, mergers or consolidations involving one or more domestic corporations and one or more business entities other than a corporation unless the holders of the shares of stock or series of stock of such corporations or entities are required to accept for the stock anything except shares of stock of the surviving corporation; or shares of stock of any other corporation that are or will be on the effective date of the merger traded on a national exchange or national market system; or cash in lieu of fractional shares.

Business Combination Law	Article 11 of the CBCA allows one or more domestic corporations to merge into or enter into a share exchange with another domestic corporation if the board of directors of each corporation adopts a plan of merger or share exchange and the shareholders of each corporation approve the plan of merger or share exchange by a majority vote or, if called for by the company’s articles of incorporation, a greater vote. Domestic corporations are also allowed to merge or enter into a share exchange with one or more foreign corporations if the merger is permitted by the law of the jurisdiction under the law of which each foreign corporation is incorporated; or, if in a share exchange, the corporation whose shares will be acquired is a domestic corporation.	18 O.S. § 1081 authorizes any two or more domestic corporations to merge into a single corporation or consolidate into a new corporation if the board of directors of each corporation adopts a resolution approving an agreement of merger or consolidation and submits that plan to the shareholders of each constituent corporation that are entitled to vote on such matters and those shareholders approve of the plan by a majority vote. No vote is necessary to authorize a merger with or into a single direct or indirect wholly owned subsidiary.

Further, any one or more domestic corporations may merge or consolidate with one or more foreign corporations if the laws of the other state or states permit a corporation of the jurisdiction to merge or consolidate with a corporation of another jurisdiction.
No Dissenters’ Rights
     Under Colorado law, our shareholders who object to the Reincorporation are not entitled to dissenters’ rights, and we will not independently provide our shareholders with any such rights.

Vote Required
     Under Colorado law, the affirmative vote of the holders of a majority of our outstanding shares present or represented by proxy at the Annual Meeting is required to approve the Reincorporation and Name Change. A vote to approve the Reincorporation and Name Change will also count as a vote to approve the merger and all other transactions and proceedings relating to the reincorporation, including the changes to our certificate of incorporation and bylaws set forth above.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE REINCORPORATION AND NAME CHANGE OF THE COMPANY.
PROPOSAL IV
RATIFICATION OF AUDITORS
     The Board of Directors has appointed Sutton Robinson Freeman & Co., P.C. (“Sutton Robinson”), independent certified public accountants, to audit our consolidated financial statements for the year ended December 31, 2006. Sutton Robinson audited our financial statements for the years ended December 31, 2005, 2004 and 2003, which are included in the Annual Report. Sutton Robinson has advised us that none of its members has any direct or material indirect financial interest in us or, during the past three years, has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Ratification of the Board’s appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the Annual Meeting.
     If the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. A representative from Sutton Robinson is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement, and will be available to respond to appropriate questions.
Audit Fees
     The aggregate fees billed for professional services rendered by our auditors, Sutton Robinson Freeman & Co., P.C., for the most two recent fiscal years consisted of the following:

	2005	2004
Audit fees	$54,234	41,873
Audit-related fees	0	0
Tax fees	32,010	23,500
All other fees	0	0
     The rules of the Securities and Exchange Commission state that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved. During 2005 each new engagement was approved in advance by the Audit Committee except for a few instances regarding specific issues which made use of the de minimus exception to pre-approval contained in the Commission’s rules.
     Following is a break-out of the percentage of fees that were pre-approved by the committee for the periods indicated:

	Fiscal Year	Fiscal Year
	2005	2004
Audit fees	100%	100%
Audit-related fees	N/A	N/A

	Fiscal Year	Fiscal Year
	2005	2004
Tax fees	100%	100%
All other fees	N/A	N/A
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE FIRM OF SUTTON ROBINSON FREEMAN & CO., P.C. AS INDEPENDENT AUDITORS FOR ZENEX INTERNATIONAL, INC. FOR THE YEAR 2006.
AUDIT COMMITTEE REPORT
     As permitted by SEC rules, the following reporting is not deemed “filed” with the SEC and is not incorporated by reference into our Annual Report on Form 10-K.
     Members. Our Audit Committee consists of Messrs. Ron Carte (Chairman) and Thomas Parrish and Ms. Debra Morehead We believe Ms. Debra G. Morehead qualifies as an “audit committee financial expert”, as defined under the SEC regulations. After election to the Board in 2005, Mr. Parrish was named to the audit committee and qualifies as “independent” and “financially literate”, as defined under the Nasdaq listing standards. Mr. Carte serves as the third member of the audit committee. The Nasdaq listing standards define an independent director generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, such as our balance sheet, income statement and cash flow statement. Although we may apply for Nasdaq listing in the future, we are not presently quoted on the Nasdaq system and are not subject to its listing standards.
     Functions. The Board has approved a charter for the Audit Committee, a copy of which was filed as Appendix A to the Proxy Statement for the 2004 Annual Meeting (the “Charter”). The Charter describes the Audit Committee’s composition, its mission statement and principal functions, its responsibilities for review of financial statements and internal financial procedures and controls, and its relationships with the Board of Directors, the independent accountants and the Company’s financial staff. The Audit Committee’s responsibilities will include the prior review of the Company’s annual financial statements and substantiating the auditor’s independence and their accountability to the Board of Directors and the Audit Committee.
     Actions Relating to the 2005 Financial Statements. The Audit Committee has taken the following actions with respect to our audited financial statements as of and for the year ended December 31, 2005 (the “Financial Statements”):
•	The Audit Committee has reviewed and discussed the audited Financial Statements with management;

•	The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380), as may be amended or supplemented;

•	The Audit Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence; and

•	The Audit Committee has considered whether the non-audit services provided by Sutton Robinson are compatible with maintaining its independence as an auditor.
     Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the Financial Statements be included in our annual report on Form10-K.

Dated: March 31, 2006	The Audit Committee

Mr. Ron Carte, Chairman
Mr. Thomas Parrish
Ms. Debra G. Morehead
OTHER INFORMATION
Compliance with Section 16(a) of the Securities Exchange Act of 1934
     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Messrs. David Aduddell and Timothy Aduddell and Ms. Debra Morehead filed a late Form 5’s in 2006 reporting previously unreported transactions.
Code of Ethics
     We have adopted a Code of Ethics that applies to our directors and executive officers, including our Chief Executive Officer, Chief Financial Officer, and Controller. A copy of the Code of Ethics is filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.
Shareholder Proposals for the Next Annual Meeting
     The Board of Directors anticipates that next year’s annual meeting will be held during the second week of June 2007. Any proposals of shareholders intended to be presented at the 2007 Annual Meeting of Shareholders must be received by us not later than December 22, 2006, in order for the proposals to be included in the proxy statement and proxy card relating to such meeting. Any proposal that a shareholder wishes to have considered at the 2007 annual meeting may be properly presented at the meeting. However, unless we must receive written notice of such proposal not later than March 9, 2007, the individuals named as proxies for that annual meeting will vote on such matters in their discretion in the manner they believe to be in our best interest. Proposals that are not received by this date will be considered untimely. In addition, proposals must comply with our bylaws and the rules and regulations of the Securities and Exchange Commission. It is suggested that proponents submit their proposals by certified mail, return receipt requested. No shareholder proposals were received for inclusion in this Proxy Statement.
Where You Can Find More Information
     We furnish to any Shareholder upon request and without charge our annual and quarterly reports as filed with the Securities and Exchange Commission. To request a copy of a report or any documents referenced by this Proxy Statement,, write to Ms. Falba Woodard, Secretary, Zenex International, Inc., 1601 Northwest Expressway, Oklahoma City, Oklahoma 73118. Shareholders requesting exhibits to a report will be provided the same upon payment of reproduction expenses. You may also obtain copies of our annual and quarterly reports over the Internet at the SEC’s website, www.sec.gov.
By Order of the Board of Directors
Falba Woodard
Secretary
April 24, 2006

Appendix A

Zenex International, Inc.
2005 Stock Incentive Plan

ARTICLE I
Purpose
Section 1.01 Purpose. This Stock Incentive Plan (the “Plan”) is established by Zenex International, Inc. (the “Company”) to create incentives which are designed to motivate its directors, officers and employees to exert maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the granting of options and restricted stock awards to Participants on the terms and subject to the conditions set forth in the Plan.
Section 1.02 Establishment. The Plan is effective as of October 17, 2005 and will terminate on October 17, 2015; provided, however, that the plan shall continue in effect until all matters relating to options and restricted stock awards granted under the Plan and the administration of the Plan have been settled.
Section 1.03 Shares Subject to the Plan. Subject to Articles III, VI and VIII of this Plan, shares of stock covered by options shall consist of 5,000,000 shares of the Company’s common stock, par value $0.001per share (“Common Stock”), all of which may be issued as incentive stock options.
Section 1.04 Shareholder Approval. The Plan shall be approved by the holders of a majority of the outstanding shares of Common Stock, present, or represented, and entitled to vote at a meeting called for such purposes, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such approval by the shareholders, options and restricted stock awards may be granted to Participants, but no options may be exercised or Common Stock issued prior to receipt of shareholder approval. In the event shareholder approval is not obtained within such twelve-month period, all options and restricted stock awards shall be void.
ARTICLE II
Definitions
     As used herein, the terms “Common Stock,” “Company,” “Participant” and “Plan” shall have the meanings set forth above. In addition, the following definitions shall be applicable:
     “Affiliate” means as applied to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, any contract or otherwise.
     “Affiliated Entity” means any partnership or limited liability company, a majority of the partnership or other similar interest thereof which is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.
     “Board” means the Board of Directors of the Company.
     “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) or the equity of such Person, including, without limitation, all common stock issued by such Person.

     “Change of Control” means: (1) any “person” or “group,” within the meaning of Section 13(d) of 14(d)(2) of the Exchange Act, becomes the ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Controlling Stockholder and its Affiliates on such date; (2) individuals who on October 17, 2005 constituted the Board of Directors, together with any new directors whose election by the Board of Directors or whose nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on October 17, 2005 or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board of Directors then in office; (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the combined assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a wholly owned Subsidiary or the Controlling Stockholder or any Affiliate thereof; or (4) the adoption of a plan of liquidation or dissolution of the Company.
     “Code” means the Internal Revenue Code of 1986, as amended. Reference to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.
     “Committee” means the compensation committee of the Board, or such other committee designated by the Board, authorized to administer the Plan and shall consist of not less than two members of the Board; provided, that if no compensation committee or other committee has been so designated by the Board, the Board shall serve as the Committee.
     “Controlling Stockholder” means Timothy Aduddell.
     “Date of Grant” means the date on which the granting of an option is authorized by the Committee or such later date as may be specified by the Committee in such authorization.
     “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.
     “Director” means any person who is a member of the Board.
     “Eligible Employee” means any employee of the Company, a Subsidiary or an Affiliated Entity.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” means (A) during such time as the Common Stock is listed on a national securities exchange or the NASDAQ/National Market System, the closing price of the Common Stock on such securities exchange or the NASDAQ/National Market System on the day for which such value is to be determined, or if no sale of the Common Stock shall have occurred on any such securities exchange or the NASDAQ/National Market System that day, on the next preceding day on which there was a sale of such Common Stock or (B) during any such time as the Common Stock is not listed upon a national securities exchange or the NASDAQ/National Market System, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc. or (C) during any such time as the Common Stock cannot be valued pursuant to (A) or (B) above, the fair market value shall be as determined by the Board considering all relevant information including, by example and not by limitation, the services of an independent appraiser.
     “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.
     “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

     “Option” means, individually or collectively, any Option granted under the Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Option Agreement or otherwise.
     “Agreement” means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Option or Restricted Stock Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.
     “Participant” means a Director or an Eligible Employee to whom an Option or Restricted Stock Award has been granted by the Committee under the Plan.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or governmental or any agency or political subdivision thereof or any other entity.
     “Plan” means this Zenex International, Inc. 2005 Stock Incentive Plan.
     “Restricted Stock Award” means an award of Common Stock which is subject to restrictions as more specifically described in Article V.
     “Subsidiary” shall have the same meaning set forth in Section 424 of the Code.
     “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
ARTICLE III
Administration
Section 3.01 Administration by Committee. The Committee shall administer the Plan. The Committee shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.
Section 3.02 Powers of the Committee.
     Subject to the provisions of the Plan, the Committee shall have exclusive power to:
          (a) Select the Participants to be granted Options or Restricted Stock Awards.
          (b) Determine the time or times when Options or Restricted Stock Awards will be granted.
          (c) Determine the number of shares of Common Stock subject to the Options or Restricted Stock Awards, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Option or Restricted Stock Award, including the time and conditions of exercise or vesting, and the terms of any Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting of an Option or Restricted Stock Award under certain circumstances determined by the Committee.
          (d) Determine whether Options or Restricted Stock Awards will be granted singly or in combination.
          (e) Accelerate the vesting, exercise or payment of an Option or Restricted Stock Award when such action or actions would be in the best interest of the Company.

          (f) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.
Section 3.03 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any Options or Restricted Stock Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.
Section 3.04 General Limitations on Grants. The Committee may, from time to time, grant Options and Restricted Stock Awards to one or more Participants, provided, however, that:
     (a) Any shares of Common Stock reserved for issuance upon the exercise of outstanding Options or Restricted Stock Awards which outstanding Options or Restricted Stock Awards terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock shall be available again for grant under the Plan.
     (b) Common Stock delivered by the Company upon exercise of any Option or vesting of any Restricted Stock Award may be authorized and un-issued Common Stock or Common Stock held in the treasury of the Company.
     (c) The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.
     (d) Separate certificates representing Common Stock to be delivered to a Participant upon the exercise of any Option or vesting of any Restricted Stock Award will be issued to such Participant.
ARTICLE IV
Stock Options
Section 4.01 Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Directors and Incentive Stock Options and Nonqualified Stock Options to Eligible Employees. Each grant of an Option shall be evidenced by an Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve subject to the requirements of Section 4.02.
Section 4.02 Conditions of Options. Each Option so granted shall be subject to the following conditions:
     (a) Exercise Price. As limited by Section 4.02(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, all Options must be granted at an exercise price which is equal to or greater than the Fair Market Value of the Common Stock on the Date of Grant.
     (b) Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering shares of Common Stock or other equity securities of the Company having a Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an accounting charge with respect to the shares used to pay the exercise price unless otherwise determined by the Committee; or (iii) a combination of the foregoing. In addition to the foregoing, subject to the discretion of the Committee, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (A) the broker-dealer has received from the Participant or the Company a notice evidencing the exercise of such Option and instructions signed by the Participant requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (B)

adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise or, in the case of an Incentive Stock Option, upon the premature disposition of such shares and (C) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR, Part 220 and any successor rules and regulations applicable to such exercise.
     (c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as provided by the Committee in the Option Agreement. Exercise of an Option shall be by written notice stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.
     (d) Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercise of any Option; (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon the exercise of Options must be held before sale or transfer shall be permitted; (iv) conditions under which Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time and (vi) the achievement by the Company of specified performance criteria.
     (e) Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall not be granted to individuals who are not Eligible Employees of the Company or a Subsidiary and shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with the requirements of Section 422 of the Code (or any successor Section thereto), including, without limitation, the requirement that the exercise price of an Incentive Stock Option must be equal to or greater than the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or cancelled, expires no later than 10 years from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, its parent or any Subsidiary) not exceed $100,000. Incentive Stock Options which are in excess of the applicable $100,000 limitation will be automatically re-characterized as Nonqualified Stock Options as provided under Section 4.03 of this Plan. No Incentive Stock Options shall be granted to any Eligible Employee if, immediately before the grant of an Incentive Stock Option, such Eligible Employee owns more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries (as determined in accordance with the stock attribution rules contained in Sections 422 and 424(d) of the Code). Provided, the preceding sentence shall not apply if, at the time the Incentive Stock Option is granted, the exercise price is at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option by its terms is exercisable no more than five years from the date such Incentive Stock Option is granted.
     (f) Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.
Section 4.03 Options Not Qualifying as Incentive Stock Options. With respect to all or any portion of any Option granted under this Plan not qualifying as an “incentive stock option” under Section 422 of the Code, such Option shall be considered as a Nonqualified Stock Option granted under this Plan for all purposes. Further, this Plan and any Incentive Stock Options granted hereunder shall be deemed to have incorporated by reference all the provisions and requirements of Section 422 of the Code (and the Treasury Regulations issued thereunder) which are required to provide that all Incentive Stock Options granted hereunder shall be “incentive stock options” described in Section 422 of the Code. Further, in the event that the Committee grants Incentive Stock Options under this Plan to a Participant, and, in the event that the applicable limitation contained in Section 4.02(e) herein is exceeded, then, such Incentive Stock Options in excess of such limitation shall be treated as Nonqualified Stock Options under this Plan subject to the terms and provisions of the applicable Award Agreement, except to the extent modified to reflect re-characterization of the Incentive Stock Options as Nonqualified Stock Options.

ARTICLE V
Restricted Stock Awards
Section 5.01 Grant of Restricted Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to any Eligible Employee or Director. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee determines. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an award agreement setting forth the terms of such Restricted Stock Award.
Section 5.02 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:
     (a) Restriction. Each Restricted Stock Award shall require the holder to remain in the employment of the Company, a Subsidiary or an Affiliated Entity for a prescribed period (a “Restriction Period”). The Committee shall determine the Restriction Period or Periods that shall apply to the shares of Common Stock covered by each Restricted Stock Award or a portion thereof. In addition to any time vesting conditions determined by the Committee, Restricted Stock Awards may be subject to the achievement by the Company of specified performance criteria. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or a portion thereof.
     (b) Restrictions on Transferability. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable, including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing the shares of Common Stock subject to the Restricted Stock Award to give appropriate notice of such restrictions.
     (c) Shareholder Rights. During the Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Common Stock subject to the Restricted Stock Award with respect to which they were paid.
ARTICLE VI
Stock Adjustments
     In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock or rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share available under and subject to the Plan as provided in Section 1.03 hereof, and each share theretofore appropriated or thereafter subject or which may become subject to Options or Restricted Stock Awards under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common

Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Option or Restricted Stock Award theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Option or Restricted Stock Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Option relates immediately prior to the making of such adjustment (the “Minimum Adjustment”). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article VI and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article VI which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Option or Restricted Stock Award immediately prior to exercise, payment or settlement of such Option or Restricted Stock Award.
     No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.
ARTICLE VII
General
Section 7.01 Amendment or Termination of Plan. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article VI), provided, that any amendment to the Plan shall require approval of the shareholders if, in the opinion of counsel to the Company, such approval is required by any Federal or state law or any regulations or rules promulgated thereunder.
Section 7.02 Acceleration on Death, Disability or Other Special Circumstances. The Committee, in its sole discretion, may accelerate the vesting of a Restricted Stock Award or permit (i) a Participant who terminates employment due to a Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the Committee) to purchase all or any part of the shares subject to any unvested Option on the date of the Participant’s Disability, death, or as the Committee otherwise so determines. With respect to Options which have already vested at the date of such termination or the vesting of which is accelerated by the Committee in accordance with the foregoing provision, the Participant or the personal representative of a deceased Participant shall automatically have the right to exercise such vested Options within three months of such date of termination of employment or one year in the case of a Participant suffering a Disability or three years in the case of a deceased Participant.
In the event a Director terminates service as a director of the Company, the unvested portion of a Restricted Stock Award or Option shall be forfeited unless otherwise accelerated pursuant to the terms of the Director’s Agreement or by the Board. A Director shall have a period of two years following the date he ceases to serve on the Board to exercise any Nonqualified Stock Options which are otherwise exercisable on his date of termination of service.
Section 7.03 Limited Transferability. The Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options to be granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership in which such Immediate Family Members are the only partners. In addition (x) there may be no consideration for any such transfer, (y) the Option Agreement pursuant to which such Nonqualified Stock Options are granted must expressly provide for transferability in a manner consistent with this paragraph, and (z) subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 7.03. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 7.02 hereof the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of Section 7.02 hereof shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 7.03 hereof. No transfer pursuant to this paragraph 7.03 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request. In addition, Options shall be transferable by will or the laws of descent and distribution; however, no such transfer of an Option by the Participant shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Option.
Section 7.04 Withholding Taxes. A Participant must pay the amount of taxes required by law upon the exercise or payment of an Option or the vesting of a Restricted Stock Award (i) in cash, (ii) by delivering to the Company shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of such required withholding taxes, or (iii) a combination of the foregoing. However, any payment made by Participant pursuant to either of the foregoing clauses (ii) or (iii) shall not be permitted if it would result in an accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Committee.
Section 7.05 Amendments to Agreement. The Committee may at any time unilaterally amend the terms of any Agreement, whether or not presently exercisable, earned, paid or vested, to the extent it deems appropriate, including by example and not by limitation, the acceleration of vesting; provided, however, that any such amendment which is adverse to the Participant shall require the Participant’s consent.
Section 7.06 Securities Laws. The Company shall have no obligation to issue or deliver certificates representing shares of Common Stock subject to Options or Restricted Stock Awards if such issuance or delivery would violate any federal or state securities or other laws or prior to:
     (a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and
     (b) the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.
Section 7.07 Right to Continued Employment. Participation in the Plan shall not give any Director any right to remain a Director of the Company or any Eligible Employee any right to remain in the employ of the Company, any Subsidiary or any Affiliated Entity. The adoption of this Plan shall not be deemed to give any Director, Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Option or Restricted Stock Award.
Section 7.08 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.
Section 7.09 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women.

Section 7.10 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable Federal law.
ARTICLE VIII
Acceleration of Options upon Certain Events
Section 8.1 Merger, Disolution, etc. If the Company shall, pursuant to action by the Board, at any time propose to dissolve or liquidate or merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation (“Transaction”) and provision is not made pursuant to the terms of such Transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Options under the Plan, or for the substitution of new options therefor, the Committee shall cause written notice of the proposed Transaction to be given to each Participant no less than forty days prior to the anticipated effective date of the proposed Transaction, and his Option shall become 100% vested and, prior to a date specified in such notice, which shall be not more than ten days prior to the anticipated effective date of the proposed Transaction, each Participant shall have the right to exercise his Option to purchase any or all of the Common Stock then subject to such Option. Each Participant, by so notifying the Company in writing, may, in exercising his Option, condition such exercise upon, and provide that such exercise shall become effective at the time of, but immediately prior to, the consummation of the Transaction, in which event such Participant need not make payment for the Common Stock to be purchased upon exercise of such Option until five days after written notice by the Company to such Participant that the Transaction has been consummated. If the Transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the Transaction is abandoned, (i) any Common Stock not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and (ii) to the extent that any Option not exercised prior to such abandonment shall have vested solely by operation of this Article VIII, such vesting shall be deemed annulled, and the vesting schedule set forth in the Participant’s Option Agreement shall be reinstituted, as of the date of such abandonment.
Section 8.2 Change of Control. Promptly following a Change of Control of the Company, the Committee shall cause written notice of such event to be given to each Participant and his or her outstanding Options or Restricted Stock Awards shall become 100% vested and thereafter each Participant shall have the right to exercise all or any of his or her Options to purchase Common Stock then subject to his or her Options or receive the shares of Common Stock subject to a Restricted Stock Award.

PROXY
ZENEX INTERNATIONAL, INC.
1601 N.W. EXPRESSWAY
OKLAHOMA CITY, OKLAHOMA 73118
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Ron Carte and Reggie Cook, and each of them, proxies of the undersigned, with full power of substitution, to vote all common stock of Zenex International, Inc., a Colorado corporation (the “Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 7, 2006, at 10:00 local time or at any adjournments thereof, with all the power the undersigned would possess if personally present, on the following matters:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

A	☑	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

		FOR ALL NOMINEES	WITHHOLD	NOMINEES:
		LISTED TO RIGHT (Except as listed below)	AUTHORITY FOR ALL NOMINEES

1.	Election of Directors	☐	☐
David Aduddell Timothy Aduddell Ron Carte Stan Genega Debra G. Morehead Thomas Parrish Jerry Whitlock
INSTRUCTION: to withhold authority to vote for any nominee, write that nominee’s name on the line provided below.

2.	Proposal to approve the Zenex International, Inc. 2005 Stock Incentive Plan.

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

3.	Proposal to approve the reincorporation of Zenex International, Inc. from a Colorado corporation to an Oklahoma corporation and to change the name of the Company to Aduddell Industries, Inc.

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

4.	To ratify the appointment of Sutton Robinson Freeman & Co., P.C. as Independent Auditors for the Company for the year ending December 31, 2006.

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

5.	In their discretion, the named proxies are authorized to vote in accordance with their own judgment upon such other matters as may properly come before the Annual Meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR THE PROPOSALS 2, 3 AND 4 THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 5.

The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders and the Proxy Statement. The undersigned hereby revokes any proxies heretofore given.
PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE

SIGNATURE

DATED , 2006

NOTE: Please complete, date and sign exactly as your name appears hereon. In the case of joint owners, each owner should sign. When signing as administrator, attorney, corporate officer, executor, guardian, trustee, etc., please give your full title as such.
Vote By Internet

If you wish to vote by Internet, have your proxy card available when you access the website                      and follow the simple instructions to record your vote.